FIDELIS INSURANCE HOLDINGS LIMITED Insider Trading Policy Strictly Private and Confiden�al Exhibit 19.1

2 FIDELIS INSURANCE HOLDINGS LIMITED INSIDER TRADING POLICY Board Company Policy d companies by all employees and directors of the Company while such persons may be in possession of material confidential information. Persons and Transactions Covered by this Policy common shares, restricted stock unit RSUs and any other securities that the Company may issue, such as preferred shares, notes, bonds and convertible securities, as well as to derivative securities securities of certain other companies, including common shares, RSUs and other securities issued by Covered Securities Transactions give away or otherwise trade Covered Securities. Transactions also includes trades, tips and recommendations by virtually any person, including all persons associated with the Company, if the non-public Transact Transacting interpreted accordingly. For purposes of this Policy, e Covered Person Associates, family members of Associates who reside with them (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in- laws), anyone else who lives in the same household as the Associate, other persons with a close relationship of trust with an Associate such that there is a reasonable expectation of confidentiality, and entities (e.g., corporations, partnerships, and trusts) over which an Associate exercises control, Associate Company: all members Directors Board observers, executive officers, and employees, as well as any contractors, consultants, and advisors who receive, in the course of their service to the Company, any material non-public information about the Company. General Applicability No Covered Person may Transact in any Covered Securities while in possession of material non-public information about the Company. No Covered Person who knows of any material non-public information about the Company may communicate tha For compliance purposes, Covered Persons should never trade, tip or recommend securities (or otherwise cause the purchase or sale of securities) while in possession of information that they have reason to believe is material and non-public unless they first consult with, and obtain the advance approval of, the Group Chief Legal Officer or Group Chief Compliance Officer (or their respective designees) Fidelis Legal and Compliance . All Covered Persons - procedures set forth in this Policy.

3 Material Non-public Information Info if a reasonable investor would consider the information significant when making an investment decision or if the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the total mix of information available in the marketplace about a company. This materiality standard does not require the substantial likelihood that a misstated or omitted fact will likely result in a reasonable investor changing an investment or voting decision. The standard merely requires a substantial likelihood that proper disclosure of the misstated or omitted fact will have assumed actual significance in the deliberations of a reasonable investor. Possible material information or events (whether positive or negative) include, but are not limited to: Earnings information and quarterly results; Guidance/statements on earnings estimates; Significant write-downs in assets or increases in reserves; Developments regarding significant litigation or government agency investigations; Liquidity problems and extraordinary borrowings; Changes in earnings estimates or unusual gains or losses in major operations; Proposals, plans or agreements, even if preliminary in nature, mergers, acquisitions, tender offers, joint ventures, or changes in assets; Major contracts with counterparties, or developments regarding counterparties (such as the acquisition or loss of a contract); New investments or financings or developments regarding investments or financings; Changes in auditors or auditor notification that the Company may no longer rely on an audit report; Cybersecurity risks and incidents, including vulnerabilities and breaches; nagement or the Board; and securities for redemption, repurchase plans, shares splits or changes in dividends, changes in the rights of shareholders, public or private sales of additional securities, or information related to any additional funding). We emphasize that this list is merely illustrative as it is not possible to identify in advance all information that will be considered material. Courts have historically given a broad interpretation to either consult Fidelis Legal and Compliance before making any decision to disclose such information (other than to persons who need to know it) or to Transact in Covered Securities or assume that the information is material. Insider trading prohibitions come into play only when you possess information that is material and non-public osed to a few members of the public does not disseminated through a method or methods of disclosure reasonably designed to provide broad, non- exclusionary distribution of the information to the public. For purposes of this Policy, information has been publicly disseminated if it has been (i) included in a report filed by the Company with the

4 SEC nvestor Relations website, (iii) included in a press release that is broadly disseminated or (iv) disseminated through such other channel of distribution that the Company has made investors, the market and the media aware that it expects to use. For the avoidance of doubt, unless the conditions of clause (iv) in the preceding solely by means of (a) speeches or meetings open to the public, (b) television interviews or other media events, (c) social media channels or (d) industry publications. Even after public disclosure of information about the Company, you must wait until after the close of business on the second full trading day after the information was publicly disclosed before you can treat the information as public. Non-public information may include: Information available to a select group of analysts or brokers or institutional investors; Undisclosed facts that are the subject of rumors, even if the rumors are widely circulated; and Information that has been entrusted to the Company on a confidential basis until a public announcement of the information has been made and enough time has elapsed for the market to respond to a public announcement of the information. As with questions of materiality, if you are not sure whether information is considered public, you should either consult with the Fidelis Legal and Compliance or assume that the information is non- public and treat it as confidential. Exceptions RSUs. Exercising RSUs long term incentive plan for cash or the delivery of previously-owned Company shares will not violate this Policy. However, the sale of any shares issued on the exercise of Company-granted RSUs and any cashless exercise of Company-granted RSUs are subject to trading restrictions under this Policy. Rule 10b5-1 Plans. These trading restrictions do not apply to transactions under a pre-existing written plan, contract, instruction, or arrangement under Rule 10b5-1 under the Securities Exchange Act of 1934 as set forth in Appendix A. When Transactions in Covered Securities are Permissible Open Trading Windows Covered Persons are permitted to Transact in Covered Securities when no blackout period is in effect. Generally, this means that Covered Persons can Transact during the period beginning on second full SEC filing is made and ending at the close of the market two weeks before the end of each fiscal quarter. However, even during this trading window, a Covered Person who is in possession of any material non-public information should not trade in Covered Securities until the information has been made publicly available or is no longer material. In addition, the Company may close this trading window if a special blackout period is imposed and will re-open the trading window once the special blackout period has ended. Blackout Periods All Covered Persons are prohibited from Transacting in Covered Securities during blackout periods as defined below. Quarterly Blackout Periods. Transacting in Covered Securities is prohibited during the period beginning at the close of the market two weeks before the end of each fiscal quarter and ending at the close of

5 disclosed and the related SEC filing is made. During these periods, Covered Persons generally possess or are presumed to possess material non-public Special Blackout Periods. From time to time, other types of material non-public information regarding the Company (such as negotiation of mergers, acquisitions or dispositions, investigation and assessment of cybersecurity incidents or new product developments) may be pending and may not be publicly disclosed. While such material non-public information is pending, the Company may impose special blackout periods during which Covered Persons in possession of such material non- public information are prohibited from Transacting in Covered Securities. If the Company imposes a special blackout period, it will notify the Covered Persons affected. Pre-Clearance of Transactions in Covered Securities The Company requires all Covered Persons to refrain from Transacting, even during a trading window, without first pre-clearing all Transactions in Covered Securities. Subject to the exemption below, no Covered Person may, directly or indirectly, Transact in any Covered Security at any time without first obtaining prior approval from Fidelis Legal and Compliance. These procedures also apply to Transactions by entities over which such Covered Person exercises control. Fidelis Legal and Compliance shall record the date each request is received and the date and time each request is approved or disapproved. Unless revoked, a grant of permission will normally remain valid until the close of trading three business days following the day on which it was granted. If the Transaction does not occur during the three-business day period, pre-clearance of the Transaction must be re-requested. Pre-clearance is not required for Transactions in Covered Securities under an Approved 10b5-1 Plan. With respect to any Transaction under an Approved 10b5-1 Plan, the third party effecting Transactions on behalf of a Covered Person should be instructed to send duplicate confirmations of all such Transactions to Fidelis Legal and Compliance. Prohibited Transactions Covered Persons and entities over which such Covered Person exercises control are prohibited from engaging in the following Transactions in Covered Securities unless advance approval is obtained from Fidelis Legal and Compliance: Short-term trading. Associates who purchase Company securities may not sell any Company securities of the same class for at least six months after the purchase. Short sales. Covered Persons may not sell Company securities short. Options trading. Covered Persons may not buy or sell puts or calls or other derivative securities on Company securities. Trading on margin or pledging. Covered Persons may not hold Company securities in a margin account or pledge Company securities and collateral for a loan. Hedging. Covered Persons may not enter into hedging or monetization transactions or similar arrangements with respect to Company securities. Violations of Insider Trading Laws Penalties for trading on or communicating material non-public information can be severe, both for individuals involved in such unlawful conduct and their employers and supervisors, and may include jail terms, criminal fines, civil penalties and civil enforcement injunctions. Given the severity of the potential penalties, compliance with this Policy is absolutely mandatory.

6 Legal Penalties securities when he or she has material non-public information can be sentenced to a substantial jail term and required to pay a criminal penalty of several times the amount of profits gained or losses avoided. In addition, a person who tips others may also be liable for transactions by the tippees to whom he or she has disclosed material non-public information. Tippers can be subject to the same penalties and sanctions as the tippees, and the SEC has imposed large penalties even when the tipper did not profit from the transaction. The SEC can also seek substantial civil penalties from any person who, at the time of an insider trading vi apply to the Company and/or management and supervisory personnel. These control persons may be held liable for up to the greater of $1 million or three times the amount of the profits gained or losses avoided. Even for violations that result in a small or no profit, the SEC can seek penalties from a company and/or its management and supervisory personnel as control persons. Company-Imposed Penalties. Covered Persons who violate this Policy may be subject to disciplinary action by the Company, including dismissal for cause. Any exceptions to the Policy, if permitted, may only be granted by Fidelis Legal and Compliance and must be provided before any activity that would otherwise be contrary to this Policy. Exceptions Only the Chief Legal Officer may authorize exceptions to this Policy. Inquiries If you have any questions regarding any of the provisions of this Policy, please contact Fidelis Legal and Compliance or email Janice.Weidenborner@fidelisinsurance.com.

7 APPENDIX A 10b5-1 Plan Requirements Associates, together with any additional Covered Persons who may be designated by Fidelis Legal and Compliance Eligible Insiders trading plans under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the Exchange Act -establish a plan for future trades with respect to the securities of the Company at a time when the individual is not in possession of material non-public information about the Company, (ii) provide specific instructions to a third party to execute such trades on the for trades that take place at a time the individual is in possession of material non-public information about the Company. 10b5-1 Plan or purposes of this Policy, which would allow transactions thereunder to qualify for certain exceptions to the prohibitions and requirements of the Policy (see requirements: 1. The 10b5-1 Plan must be established in writing, signed and dated by the Eligible Insider, approved and signed by the Company, and filed with Fidelis Legal and Compliance within five business days after the 10b5-1 Plan is established in writing. The 10b5-1 Plan must also include certifications from the Eligible Insider that: he or she was not aware of any material non-public information about the Company or its securities when he or she established the 10b5-1 Plan; the 10b5-1 Plan is entered into in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5 under the Exchange Act; and the Eligible Insider authorizes the Company to publicly disclose any details of the 10b5- 1 Plan as may be required by the rules of the SEC or the NYSE, as amended from time to time. 2. The 10b5-1 Plan must be in a form that meets the requirements of Rule 10b5-1 and must such suspension to be in the best interests of the Company, as for example, where such - 3. The 10b5-1 Plan may not be commenced during any quarterly blackout period or a special blackout period to which the Eligible Insider is subject. 4. The 10b5-1 Plan must specify that trading under such 10b5-1 Plan may not commence until the later of: (a) ninety (90) days after the adoption of the 10b5-1 Plan or (b) two business days which the 10b5-1 Plan was adopted. 5. Subject to the exceptions enumerated in Rule 10b5-1, Eligible Insiders may not have more than one operative 10b5-1 Plan at a time. Further, only one 10b5-1 Plan designed to effect the open-market purchase or sale of the total amount of securities in a single transaction is permitted in any twelve-month period, except with respect to a 10b5-1 Plan that only authorizes qualified sell-to-cover transactions.1 1 Under the recent Rule 10b5-1 amendments, there are three exceptions to this restriction:

8 6. Each Eligible Insider must act in good faith with respect to the 10b5-1 Plan at all times during which it remains outstanding. 7. Any changes or modifications to an existing 10b5-1 Plan with regard to the amount, price, or timing of the purchase or sale of securities underlying the 10b5-1 Plan, or a modification or change to a written formula or algorithm, or computer program that affects the amount, price, or timing of the purchase or sale of such securities, will be deemed to be a termination of the original 10b5-1 Plan and the adoption of a new 10b5-1 Plan, which must comply with the same requirements above, including the cooling-off period set forth in paragraph 4 of this Appendix A. 8. Any form of 10b5-1 Plan must be reviewed and approved by Fidelis Legal and Compliance prior to entry into the 10b5-1 Plan. Fidelis Legal and Compliance may require that the form of 10b5-1 Plan be modified to address the requirements discussed above. The Company shall be notified of any amendments to the 10b5-1 Plan or the termination of the 10b5-1 Plan. The Company is required to disclose the fact that an Associate has entered into or terminated a 10b5- 1 Plan in the relevant SEC filings covering the fiscal period during which the 10b5-1 Plan was adopted, as well as a description of the material terms of the 10b5-1 Plan, including the name and title of the Associate, the date of adoption or termination of the 10b5-1 Plan, the duration of the 10b5-1 Plan and the aggregate number of Company securities to be sold or purchased under the 10b5-1 Plan. (1) A series of contracts with different broker-dealers or agents acting on behalf of a person to execute conditions of the rule. (2) Two separate Rule 10b5-1 plans may be maintained at the same time so long as trading under the later- commencing plan is not authorized to begin until after all trades under the earlier-commencing plan are completed or expire without execution. (3) An insider may maintain an additional Rule 10b5-1 plan if the plan only authorizes qualified sell-to- cover transactions.